UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2006

Republic Property Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1280 Maryland Avenue, SW, Suite 280, Washington, District of Columbia		20024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-863-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 17, 2006, Republic Property Trust (the "Trust") disclosed in a Form 8-K that Mr. Grigg notified the Trust that he was terminating his employment as its President and Chief Development Officer, purportedly for "good reason," as such term is defined in his employment agreement, dated December 20, 2005, by and between the Trust and Mr. Grigg. Mr. Grigg also asserted that, as a result of such termination, he was entitled to the severance payments provided for under the terms of the employment agreement. The cash portion of such severance payments could be valued at up to approximately $1.8 million. The Trust disagrees with Mr. Grigg that there is a basis for termination by Mr. Grigg for good reason; therefore, the Trust believes that Mr. Grigg terminated his employment without good reason as of November 13, 2006, the date of his termination letter. Accordingly, the Trust believes that no severance payments are due, and has not remitted any such payments, to Mr. Grigg under the terms of his employment agreement.

On December 22, 2006, Mr. Grigg filed a lawsuit against the Trust in the Superior Court of the District of Columbia. Mr. Grigg alleges, among other things, that (i) the Trust has breached his employment agreement, (ii) the Trust has breached its duties of good faith and fair dealing and (iii) the Noncompetition Agreement dated December 20, 2005 between Mr. Grigg and the Trust is unenforceable and void. Mr. Grigg seeks, among other remedies, (i) the severance payment due under the employment agreement, (ii) other damages in an amount to be finally determined at trial and (iii) the voiding of the Noncompetition Agreement.

The Trust believes that the lawsuit is without merit and intends to defend the action vigorously.

The employment agreement and Noncompetition Agreement were previously filed with the Securities and Exchange Commission on November 29, 2005 as Exhibits 10.17 and 10.20, respectively, to Amendment Number 2 to the Trust’s Registration Statement on Form S-11 filed in connection with its initial public offering.

Private Securities Litigation Reform Act of 1995. Various statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; our ability to pay our estimated distribution at its current rate; the impact of potential management changes; the Company’s ability to acquire its option properties; the outcome of any material litigation; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust

December 29, 2006	By:	/s/ Michael J. Green

Name: Michael J. Green
Title: Chief Financial Officer